EXHIBIT 23
                          INDEPENDENT AUDITORS' CONSENT
KPMG  LLP  (Logo)
Certified  Public  Accountants
One  Financial  Plaza
Hartford,  CT  06103-4103
                          Independent Auditors' Consent
                          -----------------------------
The  Board  of  Directors
MacDermid,  Incorporated:
We consent to incorporation by reference in the Registration Statements Number 033-61401, 333-64007, 333-89185, 950123-01-505083 and 950123-01-505084 on Form
S-8 and 333-68535 and 333-102177 on Form S-3 of MacDermid, Incorporated of our report dated February 4, 2003, relating to the consolidated balance sheets of MacDermid, Incorporated and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of earnings, comprehensive income, cash flows and changes in shareholders' equity for the year ended December 31, 2002, the nine months ended December 31, 2001 and the year ended March 31, 2001, which report is incorporated by reference in the December 31, 2002 annual report on Form 10-K/A of MacDermid, Incorporated.
/s/  KPMG  LLP
March  27,  2003